Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

TO INCREASE ANNUAL SALARY

Re: EMPLOYMENT AGREEMENT entered into as of January 20, 2011, by and between Cancer Prevention Pharmaceuticals, Inc., a Delaware Company (“CCP”) and Jeffrey Jacob (“Employee”).

Effective September 2, 2013 (the “Amendment Effective Date”), Employee and CPP hereby agree to amend section 1 Salary; Equity Awards of the above stated agreement to increase the annual salary to $310,000.00.

Except as expressly provided above, all other terms and conditions of this agreement remain in full force and effect unchanged.

If the foregoing is acceptable, please so indicate by signing where indicated below.

Jeffrey Jacob (Employee)

/s/ Jeffrey Jacob
Signature

Date: 9-2-13

Cancer Prevention Pharmaceuticals, Inc. (CPP)

/s/ Eugene Gerner
Eugene Gerner, CSO

Date: 9-2-13